UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported): December 19, 2011

HARLEYSVILLE GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	0-14697	51-0241172
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

355 Maple Avenue, Harleysville, Pennsylvania	19438-2297
(Address of Principal Executive Offices)	(Zip Code)

(215) 256-5000

Registrant’s telephone number, including area code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see  General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.  OTHER EVENTS

As previously disclosed in a Current Report on Form 8-K filed by Harleysville Group Inc. (the “Company”) on September 30, 2011, the Company and Harleysville Mutual Insurance Company, the owner of 53.5% of the Company’s issued and outstanding common stock (“Harleysville Mutual”), entered into an Agreement and Plan of Merger, dated September 28, 2011 (the “Merger Agreement”), with Nationwide Mutual Insurance Company (“Nationwide Mutual”) and its wholly owned subsidiary, Nationals Sub, Inc. (“Merger Sub”).  Pursuant to the Merger Agreement, upon receipt of all required approvals and consents, and satisfaction of all closing conditions, Harleysville Mutual will merge with and into Nationwide Mutual, and Merger Sub will merge with and into the Company.

On December 19, 2011, the Company and Harleysville Mutual distributed a “Viewpoint” message recorded by Michael Browne, the President and Chief Executive Officer of the Company, to its employees to provide an update regarding the Harleysville / Nationwide Mutual joint field visits. An audio recording of the message was made available for download by employees and was also accessible via telephone. A copy of the transcript of the message, which is attached hereto as Exhibit 99.1 and is incorporated herein by reference, was also made available to employees.

Cautionary Notice Regarding Forward Looking Statements

Certain statements in this Current Report on Form 8-K may be deemed to be forward-looking statements. These forward-looking statements are based on current expectations, estimates, forecasts and projections of future company or industry performance based on management’s judgment, beliefs, current trends and market conditions. Actual outcomes and results may differ materially from what is expressed, forecasted or implied in any forward-looking statement. Forward-looking statements made by Nationwide Mutual, Harleysville Mutual or Harleysville Group may be identified by the use of words such as “will,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “seeks,” “estimates,” and similar expressions. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements included in this document. For example, (1) Harleysville Group may be unable to obtain stockholder approval required for the transactions; (2) regulatory approvals required for the transactions may not be obtained, or required regulatory approvals may delay the transactions or result in the imposition of conditions that could have a material adverse effect on Nationwide Mutual, Harleysville Mutual or Harleysville Group or cause the parties to abandon the transactions; (3) conditions to the closing of the transactions may not be satisfied; (4) the business of Nationwide Mutual, Harleysville Mutual or Harleysville Group may suffer as a result of uncertainty surrounding the transactions; and (5) Nationwide Mutual, Harleysville Mutual or Harleysville Group may be adversely affected by other economic, business, and/or competitive factors. These and other factors that could cause Harleysville Group’s actual results to differ materially from those expressed or implied are discussed under “Risk Factors” in Harleysville Group’s most recent annual report on Form 10-K and other filings with the Securities and Exchange Commission. Nationwide Mutual, Harleysville Mutual and Harleysville Group undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Readers are cautioned not to place undue reliance on these forward-looking statements.

Additional Information and Where to Find It

In connection with the proposed transaction, a proxy statement of the Company and other materials will be filed with the Securities and Exchange Commission (the “SEC”). WE URGE INVESTORS TO READ THE PROXY STATEMENT AND THESE OTHER MATERIALS CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE PROPOSED TRANSACTION. Investors will be able to obtain free copies of the proxy statement (when available) as well as other filed documents containing information about the Company on the SEC’s website at http://www.sec.gov. Free copies of the Company’s SEC filings are also available from Harleysville Group Inc., 355 Maple Avenue, Harleysville, PA 19438-2297, Attention: Mark R. Cummins, Executive Vice President, Chief Investment Officer & Treasurer.

Participants in the Solicitation

The Company and its executive officers, directors, other members of management, employees and the Harleysville Mutual may be deemed, under SEC rules, to be participants in the solicitation of proxies from the Company’s shareholders with respect to the proposed transaction. Information regarding the executive officers and directors of the Company is set forth in its definitive proxy statement for its 2011 annual meeting filed with the SEC on March 23, 2011. More detailed information regarding the identity of potential participants, and their direct or indirect interests, by securities holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with the proposed transaction.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(d)  Exhibits.

Exhibit No.	Description

99.1	Transcript of “Viewpoint” Message of Harleysville Group Inc. first distributed on December 19, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARLEYSVILLE GROUP INC.
Registrant

December 19, 2011	/s/ Robert A. Kauffman
Robert A. Kauffman
Senior Vice President,
Secretary, General Counsel &
Chief Compliance Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Transcript of “Viewpoint” Message of Harleysville Group Inc. first distributed on December 19, 2011.